Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-262571) pertaining to the 2022 Equity Incentive Plan, the 2022 Employee Stock Purchase Plan, and the 2017 Equity Incentive Plan of Arcellx, Inc. of our report dated March 24, 2022, with respect to the consolidated financial statements of Arcellx, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Tysons, Virginia

March 24, 2022